UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2011

First Busey Corporation

(Exact name of registrant as specified in its charter)

Nevada	0-15959	37-1078406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 W. University Ave.

Champaign, Illinois  61820

(Address of principal executive offices) (Zip code)

(217) 365-4516

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 17, 2011, the Company held its annual meeting of stockholders in Champaign, Illinois.  Of the 86,596,527 shares of common stock issued and outstanding as of the record date for the meeting, 61,765,671 shares were represented at the meeting in person or by proxy, constituting 71.33% of the outstanding shares.  At the meeting, the stockholders approved all of the director nominees and the proposal presented.

The final results of voting on each of the matters submitted to a vote of stockholders during the annual meeting are as follows:

1.	The election of nine directors to hold office until the 2012 annual meeting of stockholders or until their successors are elected and have qualified.

Name	Votes For	Votes Withheld	Broker Non-Votes
Joseph M. Ambrose	60,460,215	1,249,016	56,440
David J. Downey	60,013,765	1,695,466	56,440
Van A. Dukeman	60,377,625	1,331,606	56,440
E. Phillips Knox	60,878,525	830,706	56,440
V. B. Leister, Jr.	59,722,160	1,987,071	56,440
Gregory B. Lykins	60,862,697	846,534	56,440
August C. Meyer, Jr.	60,530,929	1,178,302	56,440
George T. Shapland	60,273,530	1,435,701	56,440
Thomas G. Sloan	60,661,052	1,048,179	56,440

2.	The approval of a non-binding, advisory proposal on the compensation of the named executive officers of the Company.

Votes For	Votes Against	Abstentions	Broker Non-Votes
57,318,121	2,434,305	1,956,805	56,440

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2011	First Busey Corporation

By:           /s/ David B. White
Name:  David B. White
Title:    Chief Financial Officer